EXHIBIT 99.1

Yext, Inc. Announces First Quarter Fiscal 2018 Results

–	First Quarter Revenue of $37.1 million, an Increase of 37% Year-Over-Year

–	Gross Margin of 73.9% as compared to 67.4% in the Year Ago Quarter

–	Issues Revenue Guidance of $169.0 Million - $170.0 Million for Fiscal Year 2018

–	Issues Revenue Guidance of $40.0 Million - $40.5 Million for the Second Quarter of Fiscal 2018

NEW YORK, June 1, 2017 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the digital knowledge management provider, today announced its results for the three months ended April 30, 2017, the Company's first quarter of fiscal 2018.
“We are very pleased with Yext's first quarter as a public company, which was highlighted by strong revenue growth of 37% as compared to the first quarter last year, the substantial expansion of gross margins, and the launch of exciting new services and features,” said Howard Lerman, Co-Founder and Chief Executive Officer of Yext.
“Yext is increasingly benefiting from the strong tailwinds associated with the rise of intelligent services, and we believe we have the opportunity to continue our momentum and add new clients, execute our seed-and-grow strategy, and introduce innovative offerings, such as our recent launch of Yext for Mortgage," continued Mr. Lerman.
"In January, Jim Steele joined Yext as President and Chief Revenue Officer to help us scale the business globally and build an enterprise-class sales organization. Accordingly, we expect to continue to invest aggressively to expand our sales capabilities so that we can capitalize on the significant market opportunity in digital knowledge management.”
Important Note Regarding the Presentation of the Company's Results:
In April 2017, the Company completed its initial public offering of shares of common stock at a public offering price of $11.00 per share. The shares began trading on the New York Stock Exchange on April 13, 2017. After the underwriters' exercise in full of their option to purchase additional shares, a total of 12,075,000 shares of common stock were sold for total proceeds of approximately $132.8 million from the offering before underwriting discounts, commissions and offering expenses.
First Quarter Fiscal 2018 Highlights:

•	Revenue of $37.1 million, a 37% increase as compared to the $27.1 million reported in the first quarter of fiscal 2017.

•
Gross Profit of $27.4 million, a 50% increase as compared to the $18.3 million reported in the first quarter of fiscal 2017. Gross margin of 73.9% compared to the 67.4% reported in the first quarter of fiscal 2017.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $16.1 million as compared to the $9.3 million net loss in the first quarter of fiscal 2017. The increased loss was driven by increased operating expenses, primarily in sales and marketing, due to efforts to acquire new customers, as well as in ongoing general and administrative expenses associated with our transition to becoming a public company.

•	Non-GAAP net loss of $12.0 million as compared to the $7.7 million non-GAAP net loss in the first quarter of fiscal 2017.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•
The presentation of the Company's net loss per share reflects weighted-average shares outstanding, which gives effect to the shares issued in the initial public offering, and the conversion of preferred stock into common stock, as of the date of issuance. Readers are encouraged to review the table labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release to see a reconciliation of the Company's weighted-average shares outstanding during the period to its shares outstanding as of the end of the period, as if they had been outstanding for the whole period.

•
Net loss per share of $0.40 based on 40.5 million weighted-average shares outstanding, compared to the net loss per share of $0.30 based on 31.0 million weighted-average shares outstanding in the first quarter of fiscal 2017.

•
Non-GAAP net loss per share of $0.13 based on 90.0 million non-GAAP shares outstanding, as compared to the $0.25 non-GAAP net loss per share reported in the first quarter of fiscal 2017 and based on 31.0 million non-GAAP shares outstanding.

•
Balance Sheet: As of April 30, 2017, Yext had cash and cash equivalents of $133.7 million, which includes the proceeds from our initial public offering as described further in the "Important Note Regarding the Presentation of the Company's Results" section.

•
Cash Flow: Cash used in operating activities was $8.3 million as compared to cash provided by operating activities of $7.5 million in the same period in fiscal 2017. The greater use of cash reflects the Company's increased loss as compared to the prior period as well as increased use of cash for working capital, including payables and accrued expenses. The prior period also reflected a benefit of $5.8 million related to a release of restricted cash.

First Quarter Fiscal 2018 and Other Recent Business Highlights:

•	The number of attributes managed on Yext's digital knowledge platform crossed the 20 million mark for the first time, and the number of locations managed exceeded 1 million.

•
Introduced Yext for Mortgage, a comprehensive solution for the consumer lending industry, to provide Listings, Pages and Reviews to put loan officers in control of key descriptive information in all the places customers search for lending services.

•
Launched Yext for Menus, further enhancing our direct integration with Google to enable North American restaurants to upload detailed menu information, such as descriptions and photographs, into the Yext platform, and structure and maintain accurate menu data in a way that optimizes how that information is found and shown in Google search results and Google Maps listings.

Financial Outlook:
Yext is also providing the following guidance for its second fiscal quarter ending July 31, 2017 and the fiscal year ending January 31, 2018.

•	Second Quarter Fiscal 2018 Outlook:

•	Revenue is projected to be $40.0 million to $40.5 million.

•	Non-GAAP net loss per share is projected to be $0.13 to $0.15, which assumes 90.1 million non-GAAP common shares outstanding.

•	Fiscal Year 2018 Outlook:

•	Revenue is projected to be $169.0 million to $170.0 million.

•	Non-GAAP net loss per share is projected to be $0.48 to $0.52, which assumes 90.3 million non-GAAP common shares outstanding.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.866.591.4891 (U.S. callers) or 1.409.350.3168 (international callers) using conference ID number 26387014. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until

Monday, June 5 at 11:59 P.M. Eastern Time by dialing 1.855.859.2056 (U.S. callers) or 1.404.537.3406 (international) and entering passcode 26387014.
About Yext
Yext puts business on the map. The Yext Knowledge Engine™ lets companies manage their digital knowledge in the cloud and sync it to over 100 services in the PowerListings Network®. Yext Listings, Pages, and Reviews help businesses around the globe facilitate face-to-face and digital interactions that boost brand awareness, drive foot traffic, and increase sales.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net income for our second fiscal quarter of fiscal 2018 and full-year fiscal 2018 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company and our industry. These statements are based on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; and our ability to manage our growth effectively. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our final prospectus filed with the SEC on April 12, 2017, which is available at www.investors.yext.com and on the SEC's website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss and non-GAAP net loss per share. Non-GAAP net loss and non-GAAP net loss per share are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of our results of operations. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss and non-

GAAP net loss per share to net loss per share, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because we do not provide guidance for the various reconciling items such as stock-based compensation and the corresponding provision for income taxes, as certain elements of these items, such as the stock price at the time of award of future grants, cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
James Hart
Yext Investor Relations
212.994.6768
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	April 30, 2017	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$133,735	$24,420
Restricted cash	502	—
Accounts receivable, net of allowances of $77 and $189, respectively	19,030	27,646
Prepaid expenses and other current assets	4,754	3,511
Deferred commissions	6,370	6,252
Total current assets	164,391	61,829
Restricted cash	—	500
Property and equipment, net	11,814	11,613
Goodwill	4,497	4,444
Intangible assets, net	3,051	3,128
Other long term assets	2,899	4,951
Total assets	$186,652	$86,465
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$19,764	$25,633
Deferred revenue	57,361	57,112
Deferred rent	1,243	936
Total current liabilities	78,368	83,681
Deferred rent, non-current	4,048	4,348
Long term debt	—	5,000
Deferred tax liability	153	168
Other long term liabilities	406	408
Total liabilities	82,975	93,605
Commitments and contingencies (Note 11)
Convertible preferred stock:
Convertible preferred stock, $0.001 par value per share; zero and 43,705,690 shares authorized at April 30, 2017 and January 31, 2017, respectively; zero and 43,594,753 shares issued and outstanding at April 30, 2017 and January 31, 2017, respectively	—	120,615
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value per share; 50,000,000 and zero shares authorized at April 30, 2017 and January 31, 2017, respectively; zero shares issued and outstanding at April 30, 2017 and January 31, 2017	—	—
Common stock, $0.001 par value per share; 500,000,000 and 200,000,000 shares authorized at April 30, 2017 and January 31, 2017, respectively; 96,500,775 and 37,900,051 shares issued at April 30, 2017 and January 31, 2017, respectively; 89,995,441 and 31,394,717 shares outstanding at April 30, 2017 and January 31, 2017, respectively	97	38
Additional paid-in capital	300,092	52,805
Accumulated other comprehensive loss	(1,616)	(1,808)
Accumulated deficit	(182,991)	(166,885)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity (deficit)	103,677	(127,755)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$186,652	$86,465

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2017	2016
Revenue	$37,080	$27,125
Cost of revenue	9,688	8,835
Gross profit	27,392	18,290
Operating expenses:
Sales and marketing	28,462	16,843
Research and development	4,986	4,771
General and administrative	9,338	5,983
Total operating expenses	42,786	27,597
Loss from operations	(15,394)	(9,307)
Other expense, net	(680)	(35)
Loss from operations before income taxes	(16,074)	(9,342)
Provision for income taxes	(32)	(1)
Net loss	$(16,106)	$(9,343)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.30)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,466,620	30,978,083
Other comprehensive income:
Foreign currency translation adjustment	$192	$265
Total comprehensive loss	$(15,914)	$(9,078)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(16,106)	$(9,343)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,176	968
Provision for bad debts	79	21
Stock-based compensation	4,062	1,598
Change in fair value of convertible preferred stock warrant liability	491	44
Deferred income taxes	(13)	(7)
Amortization of deferred financing costs	34	—
Changes in operating assets and liabilities:
Restricted cash	(2)	5,789
Accounts receivable	8,537	10,475
Prepaid expenses and other assets	(1,277)	(1,063)
Deferred commissions	(365)	(405)
Other long term assets	(220)	(2)
Accounts payable, accrued expenses and other liabilities	(4,994)	(2,641)
Deferred revenue	243	2,222
Deferred rent	7	(214)
Other long term liabilities	2	9
Net cash (used in) provided by operating activities	(8,346)	7,451
Cash flows from investing activities:
Capital expenditures	(1,078)	(829)
Net cash used in investing activities	(1,078)	(829)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	123,527	—
Payments of deferred offering costs	(1,969)	—
Proceeds from exercise of stock options	2,140	486
Repayments on Revolving Line	(5,000)	—
Payments of deferred financing costs	—	(85)
Net cash provided by financing activities	118,698	401
Effect of exchange rate changes on cash and cash equivalents	41	4
Net increase in cash and cash equivalents	109,315	7,027
Cash and cash equivalents at beginning of period	24,420	30,028
Cash and cash equivalents at end of period	$133,735	$37,055
Supplemental disclosures of non-cash investing and financing information:
Purchase of capital expenditures in accounts payable, accrued expenses and other current liabilities	$231	$138
Deferred offering costs in accounts payable, accrued expenses and other current liabilities	$2,294	$—
Conversion of convertible preferred stock to common stock	$120,615	$—
Conversion of convertible preferred stock warrants to common stock warrants	$1,435	$—
Cash paid on interest	$71	$—
Cash paid on income taxes	$2	$—

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended April 30, 2017
Costs and expenses:	GAAP	Stock-Based Compensation Expenses	Non-GAAP
Cost of revenue	$9,688	$(147)	$9,541
Gross profit	27,392	(147)	27,539
Sales and marketing	28,462	(2,259)	26,203
Research and development	4,986	(563)	4,423
General and administrative	9,338	(1,093)	8,245
Loss from operations	(15,394)	(4,062)	(11,332)
Other expense, net	(680)	—	(680)
Loss from operations before income taxes	(16,074)	(4,062)	(12,012)
Provision for income taxes	(32)	—	(32)
Net loss	$(16,106)	$(4,062)	$(12,044)

	Three months ended April 30, 2016
Costs and expenses:	GAAP	Stock-Based Compensation Expenses	Non-GAAP
Cost of revenue	$8,835	$(147)	$8,688
Gross profit	18,290	(147)	18,437
Sales and marketing	16,843	(699)	16,144
Research and development	4,771	(409)	4,362
General and administrative	5,983	(343)	5,640
Loss from operations	(9,307)	(1,598)	(7,709)
Other expense, net	(35)	—	(35)
Loss from operations before income taxes	(9,342)	(1,598)	(7,744)
Provision for income taxes	(1)	—	(1)
Net loss	$(9,343)	$(1,598)	$(7,745)

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended April 30,
	2017	2016
Net loss	$(16,106)	$(9,343)
Stock-based compensation	4,062	1,598
Non-GAAP net loss	$(12,044)	$(7,745)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.30)
Stock-based compensation per share	0.10	0.05
Non-GAAP unweighted adjustment for number of common and preferred shares issued, options and warrants exercised and restricted stock vested per share	0.17	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.25)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,466,620	30,978,083
Non-GAAP unweighted adjustment for number of common and preferred shares issued, options and warrants exercised, and restricted stock vested	49,528,821	13,106
Non-GAAP number of common shares outstanding in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	89,995,441	30,991,189

Note: the Company's IPO transaction closed on April 19, 2017, 12 days prior to the end of the quarterly period. In order to serve as a better comparison for future periods, the Company calculated non-GAAP net loss per share using the shares outstanding as of the end of the period, as if they had been outstanding for the whole period.